ROBERT SULLIVAN (Tribe Communication)

CONSULTANTING AGREEMENT

8 WEEK ANCILLARY SERVICES/BROADCAST PRODUCTION AGREEMENT

CLIENT NAME: National Automation Services Inc OTCBB: NASV

As of September 24, 2010

SERVICES TO BE PERFORMED FOR CLIENT:

1.

BROADCAST OF THREE [3] - TWENTY FIVE 25 MINUTE LIVE RADIO INTERVIEWS

         Broadcast, Recording and production of 3 -25 MINUTE RADIO interviews. Archive,

         production and prep included; Interview to be live on "The Big Biz Show".

2.

BROADCAST OF THREE [3] - TWENTY-FIVE- 25 MINUTE LIVE TELEVISION INTERVIEWS Broadcast, Recording and production of 1 -25 MINUTE TELEVISION interview. Archive, production and prep included; Interview to be live on "The Big Biz Show".

3.

RE-BROADCAST OF TWENTY-ONE [21] - TWENTY FIVE 25 MINUTE RADIO ANDTELEVISION INTERVIEWS RE-Broadcast, Recording and production of TWENTY-ONE [21] -15 MINUTE radio interview in markets outside "The Big Biz Show" current markets.

4.

"SHOUT OUT" CLAUSE: Additionally, if Client releases, to the public, a newsworthy event, client is eligible for a 5-10 minute, live - On-Air RADIO review of said press release or other newsworthy event within 24 hours of said release.

5.

ADVICE AND COUNSEL. ROBERT SULLIVAN, CONSULTANT will provide advice and counsel regarding CLIENT's interview, content of broadcast and distribution of same. www.bigbizshow.com 858-353-0945

FEES:

Due at inception of this Agreement: $75,000 CASH

OR

1,250,000 SHARES OF OTCB: NASV

DELIVERABLE UPON EXECUTION OF THIS AGREEMENT TO:

TRIBE COMMUNICATIONS, INC.

TID#27-0220867

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

/s/ Robert W Chance

National Automation Services Inc.

September 24, 2010

/s/ Robert Sullivan

Robert Sullivan

(Tribe Communications)

www.bigbizshow.com

858-353-0945